UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 2, 2005

The Titan Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-6035	95-2588754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Science Park Drive
San Diego, California  92121-1199

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:	(858) 552-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 2, 2005, The Titan Corporation (“Titan”), L-3 Communications Corporation (“L-3”) and Saturn VI Acquisition Corp. (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Titan, with Titan continuing as the surviving corporation and a wholly-owned subsidiary of L-3 (the “Merger”).  On the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result thereof, each share of common stock, par value $0.01 per share, of Titan (“Titan Common Stock”) will be converted into the right to receive $23.10 in cash (the “Merger Consideration”). Each outstanding option to purchase Titan Common Stock will be canceled and converted into the right to receive in cash the amount by which the Merger Consideration exceeds the exercise price.

Titan and L-3 have made customary representations, warranties and covenants in the Merger Agreement.  Consummation of the Merger is subject to certain conditions, including among others, (i) the approval of the holders of Titan Common Stock, (ii) the execution and court filing of definitive settlements of the litigation described below, (iii) the absence of any law or order prohibiting the consummation of the Merger and (iv) the expiration or termination of the Hart-Scott-Rodino waiting period.  The Merger Agreement contains certain termination rights for both Titan and L-3, and further provides that, upon termination of the Merger Agreement under specified circumstances, Titan may be required to pay L-3 a customary termination fee.

Concurrently with entering into the Merger Agreement, Titan entered into memoranda of understanding (the “MOUs”) to settle federal and state securities law class actions and derivative suits pending in both federal and state courts in California and the Delaware Court of Chancery.  As part of the settlement, L-3 will be assuming a cash obligation of $67.4 million. These settlements are expected to become effective after the closing of the Merger and receiving court approvals.  The MOUs contemplate execution of separate stipulations of settlements that will be filed in the California federal court and the Delaware Chancery Court.  The MOUs resolve the various actions against Titan and its directors and officers arising out of, among other things, allegations involving the Foreign Corrupt Practices Act and the failed merger with Lockheed Martin.  The settlement of the derivative action also contemplates resolution of claims that were filed in the Delaware Court of Chancery on June 3, 2005 challenging the proposed Merger.

On June 3, 2005, Titan issued a press release and sent out an employee communication announcing the signing of the Merger Agreement.  Copies of the press release and employee communication are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits:

99.1	Press Release, dated June 3, 2005, issued by The Titan Corporation.

99.2	Employee Communication, dated June 3, 2005, issued by The Titan Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TITAN CORPORATION

By	/s/ Mark W. Sopp
Name: Mark W. Sopp
Title: Chief Financial Officer

Date:  June 3, 2005

EXHIBIT INDEX

Exhibit:

99.1	Press Release, dated June 3, 2005, issued by The Titan Corporation.

99.2	Employee Communication, dated June 3, 2005, issued by The Titan Corporation.